Exhibit 10.2

FIRST
AMENDMENT
TO THE
AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
OF
NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP

Dated as of November 1, 2015

THIS FIRST AMENDMENT TO THE AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP (this “Amendment”), dated as of November 1, 2015, is hereby adopted by NorthStar Realty Finance Corp., a Maryland corporation (the “Company”), as the general partner (defined in the Agreement, hereinafter defined, as the “General Partner”) of NorthStar Realty Finance Limited Partnership, a Delaware limited partnership (the “Partnership”). Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Amended and Restated Agreement of Limited Partnership of NorthStar Realty Finance Limited Partnership, dated as of March 13, 2015 (the “Agreement”).

WHEREAS, the Board of Directors of the General Partner has approved a 1-for-2 reverse stock split (the “Reverse Stock Split”) to be effective on the date hereof at the effective time established by the Board of Directors (the “Reverse Stock Split Effective Time”);

WHEREAS, after the Reverse Stock Split Effective Time, fractional shares Common Stock will be aggregated into whole shares and sold, with the aggregate cash proceeds distributed to the holders of Common Stock in lieu of fractional shares of Common Stock;

WHEREAS, Section 7.3(c)(ix) of the Agreement grants the General Partner authority, without the Consent of the Limited Partners, to amend the Agreement to effectuate a reverse split of Partnership Common Units that applies equally to all Partnership Common Units;

WHEREAS, Section 4.5(a) of the Agreement provides that LTIP Units, subject to the provisions of Section 4.5 of the Agreement and the special provisions of Sections 4.9, 6.3(b) and 14.4 the Agreement, shall be treated as Partnership Common Units, with all of the rights, privileges and obligations attendant thereto.

WHEREAS, Section 4.5(b) of the Agreement provides that if an Adjustment Event occurs, the General Partner shall make a corresponding adjustment to the LTIP Units to maintain a one-for one conversion and economic equivalence ratio between Partnership Common Units and LTIP Units;

WHEREAS, Section 4.5(b) of the Agreement defines “Adjustment Event” to include, among other things, the combining of outstanding Partnership Common Units into a smaller number of units;

WHEREAS, this Amendment shall constitute an officer’s certificate pursuant to Section 4.5(b) of the Agreement;

WHEREAS, the Board of Directors of the General Partner has authorized the General Partner to amend the Agreement to adjust the number of Partnership Common Units in connection with the Reverse Stock Split;
NOW, THEREFORE, the General Partner hereby amends the Agreement as follows:

1. In accordance with Section 7.3(c)(ix) of the Agreement, the General Partner hereby effects a reverse split of the Partnership Common Units, as of the Reserve Stock Split Effective Time, such that every two Partnership Common Units held by a Holder will now equal one Partnership Common Unit, with fractional

Partnership Common Units attributable to such Holder being rounded down to the nearest whole Partnership Common Unit.

2. It being understood and intended that the number of Partnership Common Units held by the Company shall be equal to the number of shares of Common Stock outstanding immediately after the Reverse Stock Split, to the extent that the adjustment to the Partnership Common Units referenced in paragraph 1 above does not result in the number of Partnership Common Units held by the Company being equal to the number of shares of Common Stock outstanding immediately after the Reverse Stock Split, the General Partner hereby makes further adjustments to the number Partnership Common Units, as appropriate, such that the number of Partnership Common Units held by the Company equals the number of shares of Common Stock outstanding immediately after the Reverse Stock Split.

3. In accordance with Sections 4.5(a) and 4.5(b) of the Agreement, the General Partner hereby effects a reverse split of the LTIP Units, as of the Reverse Stock Split Effective Time, such that every two LTIP Units held by an LTIP Unitholder will equal one LTIP Unit, with fractional LTIP Units attributable to such LTIP Unitholder being rounded down to the nearest whole LTIP Unit.

4. Exhibit A of the Agreement is hereby deleted and is replaced in its entirety by new Exhibit A attached hereto as Attachment 1. This provision shall in no way supersede or abrogate the authority of the General Partner to update Exhibit A of the Agreement from time-to-time.

5. The Agreement and this Amendment shall be read together and shall have the same force and effect as if the provisions of the Agreement and this Amendment (including attachments hereto) were contained in one document. Any provisions of the Agreement not amended by this Amendment shall remain in full force and effect as provided in the Agreement immediately prior to the date hereof.

IN WITNESS WHEREOF, the General Partner has executed this Amendment as of the date first written above.

NORTHSTAR REALTY FINANCE CORP.

By	/s/ Ronald J. Lieberman
	Name:	Ronald J. Lieberman
	Title:	Executive Vice President, General Counsel & Secretary